SETTLEMENT AGREEMENT
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     AGREEMENT made this 31st day of August, 1995, by and between MANAGEMENT
TECHNOLOGIES, INC., located at 335 Madison Avenue, New York, New York 10017 (hereinafter referred to as "MTI") and MCI TELECOMMUNICATIONS CORPORATION, located at 1133 19th Street, N.W., Washington, DC 20036 (hereinafter referred to as "MCI").

                       W I T N E S E T H:
                       - - - - - - - - -


     WHEREAS, MTI has entered into a sublease for the premises located at 335 Madison Avenue, New York, New York (portion of the 11th floor) with MCI; and
     WHEREAS, MTI and MCI are desirous of terminating the sublease arrangement; and
     WHEREAS, the parties are desirous of expressing their rights and responsibilities with respect to termination of said sublease.

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:


     1.   PAYMENT TO MCI.     Upon execution of this Agreement, MTI will pay MCI
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the sum of $300,000.00 as follows:
          (a) Assignment of all original and additional security posted for the premises totalling $96,249.99, which assignment will be made upon the execution of the within Settlement Agreement. Thereafter, MCI will have the right to transfer said funds from any security account directly to its general operating account as a part of the MTI payment herein.
          (b)  MTI will pay to MCI the sum of $203,750.01 as follows:

          Payment No.              Due Date            Amount
          -----------              --------            ------

               1    upon execution of the Agreement         $50,000.00
               2    October 21, 1995                   $50,000.00
               3    December 21, 1995                  $50,000.00
               4    February 21, 1996                  $53,750.01


All payments shall be forwarded to the attention of Louis DeCarlo, MCI Telecommunications Corporation, 1133 19th Street, N.W. 0908/003, Washington,
D.C. 20036.
     2.   TERMINATION OF SUBLEASE.  MCI agrees to terminate MTI's sublease and
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its obligations under said sublease and all other claims against MTI for its use and occupancy of the premises located at 335 Madison Avenue, 11th floor, New York, New York, effective September 1, 1995, and MTI agrees to such termination, upon MTI paying to MCI the amounts set forth in Paragraph One.
     3.   MTI COOPERATION.  In addition, MTI will cooperate with MCI to sublet
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the premises to New Paradigm Software Corporation ("NPSC") and/or Financial
Planning Corporation ("FPC"). In the event that MCI is unable to enter into a satisfactory sublease arrangement with NPSC and/or FPC then and in that event, MTI agreess that it will be responsible to take the necessary legal action to cause NPC and/or FPC to vacate the premises are delivered to MCI in a broom-clean condition.
     4.   COLLATERAL SECURITY.  As collateral security to assure that MTI makes
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all payments due under the within Settlement Agreement, MTI agrees to deposit a
Confession of Judgment with Stephen J. Easley, counsel to MCI, said Confession of Judgment (in the sum of $507,968.00) to be held in escrow and returned to MTI upon MCI receiving all payments hereunder as well as the return of the premises in a broom-clean condition should MCI and NPSC and/or FPC be unable to enter into a satisfactory sublease agreement for the premises.
     5.   DEFAULT.  The parties agree that in the event of any default in
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payment which shall remain uncured on 30 days written notice to MTI, then and in that event, the Confession of Judgment may be released by Stephen J. Easley from the escrow and turned over to MCI for entry of said judgment.
     6.   MUTUAL RELEASE.  Upon final completion of the terms of this Agreement
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and payment of all monies to MCI, MCI and MTI do hereby, and for and on behalf of itself and any and all of its shareholders, officers, partners, agents, representatives, affiliate companies, and any and all of those others who might be in privity with it, whether named herein or not, forever release, acquit and discharge each other, and any and all insurance carriers, shareholders, investors, members of board of directors, officers, partners, affiliate companies, agents, assigns, representatives, indemnitors, and any and all of those other persons, firms, parties or corporations that might be in privity with each company, whether named herein or not, all and each of them, of and from any and all actions, causes of action, claims and demands, debts, damages, attorneys fees, expenses, compensation, loss or detriment of any character whatsoever, past, present or future, if any, on account of, or in any way growing out of, or incident to, any and all known and unknown damages and costs of any character whatsoever, resulting from, or to result from, the facts, circumstances, and claims arising out of this litigation and the past business relationship of MCI and MTI, and any other claim, fact, circumstance, allegation, contention or cause of action that could be asserted by either party against the other, with the exception of any claim MCI may have for separate telecommunications services not contemplated by the parties to this agreement.
     7.   CONTINUATION OF PROMISES AND COVENANTS IN THIS AGREEMENT.  Nothing in
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this Agreement shall extinguish, release or prevent any party from enforcing the agreement, conditions, covenants, and promises as specifically expressed by the parties in this Agreement, and all covenants, promises, conditions and agreements reached between the parties as specifically expressed herein shall survive this Agreement and continue to be enforceable against any party thereto.
     8.   ATTORNEYS' FEES/BREACH.  In the event that any party to this Agreement
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breaches any provision of this Agreement, the party prevailing in any claim, law suit or litigation shall be entitled to recovery of that party's reasonable and necessary attorneys' fees incurred to enforce any condition, covenant, promise or agreement as expressed herein.
     9.   SOLE CONSIDERATION.  The aforesaid covenants and agreements are the
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sole consideration for this Agreement, said consideration for this Agreement is contractual and not a mere recital; all agreements and understanding between the parties are embodied and expressed herein; the said consideration is given in compromise and to avoid the trouble and expense of further disputes between the parties.
     10.  NO PROMISE OR INDUCEMENT.  No promise or inducement has been offered
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except as set forth herein; this Agreement is executed without reliance upon any statement or representation of any person or parties released, or their representatives, concerning the nature and extent of the damages, costs, attorney's fees, judgments, any and all other costs, damages and bills whatsoever, and/or legal liability therefore; and, acceptance of the consideration set forth herein is in full accord and satisfaction of disputed claims and interests between the parties.
     11.  GOVERNING LAW.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of New York.
     12.  SEVERABILITY.  If any provision of this Agreement or the application
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thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons of circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
     13.  HEADINGS.  The headings used in this Agreement are intended solely for
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the convenience of reference and shall not in any manner amplify, limit modify or otherwise be used in the interpretation of any of the provision of this Agreement.
     14.  NOTICE.  Any notice under the Agreement shall be sent by fax and by
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DHL/Federal Express to:

               If to MTI in London -
                    Management Technologies International Ltd.
                    Refuge House
                    66 Gresham Street, 6th Floor
                    London EC2Z 7HX England
                    Fax number 011-44171-600-4012
               With a copy to -
                    Baratta & Goldstein
                    597 5th Avenue
                    New York, New York 10017, U.S.A.
                    Fax number 212 - 750-8297
               If to MCI in Washington -
                    Joel Blockowicz
                    MCI Telecommunications Corporation
                    1133 19th Street, N.W.
                    Washington, D.C., U.S.A.
                    Fax number 202-736-2415
               With a copy to -
                    Stephen J. Easley, Esq.
                    MCI Telecommunications Corporation
                    1133 19th Street, N.W.
                    Washington, D.C., U.S.A.
                    Fax number 202-736-6482

     12.  ENTIRE AGREEMENT.  This Agreement, including, but not limited to, the
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exhibits attached hereto and incorporated herein by reference, if any, constitutes the entire agreement between MCI and MTI, pertaining to the subject matter of this Agreement, fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter of this Agreement and each of the parties hereby agrees and covenants that no changes in additions to, or modifications of this Agreement shall be valid unless set forth in writing and executed by MCI and MTI. No Act or omission of MCI or of anyone alleged to be acting on its behalf shall constitute a waiver, estoppel, modification or other change of this Agreement which the parties agree is final and complete.
     13.  CONFIDENTIALITY.  MCI and MTI intend that the terms of this Agreement
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will be kept confidential and agree that they will not disclose the terms of this Agreement to anyone outside their companies unless required to do so by a subpoena, court order or administrative order; provided however, that MTI shall be allowed to file such notices as are necessary with the Securities and Exchange Commission and other regulatory authorities. The parties may disclose that the litigation has been discontinued and that there is no continuing claim of liability. The parties further agree that they will notify each other in writing within ten (10) calendar days of the receipt of any subpoena, court order or administrative order requiring disclosure of this Agreement.
               MCI TELECOMMUNICATIONS CORPORATION
               BY:  /S ALBERT P. SHOTWELL
                         ALBERT P. SHOTWELL
                     DIRECTOR, NATIONAL REAL ESTATE


               MANAGEMENT TECHNOLOGIES, INC.

               BY:  /S/ KEITH WILLIAMS
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                    KEITH WILLIAMS
                    PRESIDENT
     STEPHEN J. EASLEY, as counsel to MCI, agrees to hold the annexed Confession of Judgment in escrow in accordance with the terms and conditions of the Settlement Agreement entered into by and between MTI and MCI.


          /s/ Stephen J. Easley
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